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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of Dura Automotive Systems, Inc. on Form S-4 of our report dated August 13, 1998, on our audit of the consolidated financial statements of Schade GmbH & Co KG as of June 30, 1998 and for the fiscal year then ended which report was included in Form 8-K/A of Excel Industries, Inc. dated November 12, 1998.

WRT Revision und Treuhand GmbH
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft

-Dr. Weckerle-
Wirtschaftprufer

January 28, 1999